Exhibit 99.1

Apple Reports Fourth Quarter Results

New September quarter record with revenue up 29 percent

Services and Mac revenue reach new all-time highs

CUPERTINO, California — October 28, 2021 — Apple® today announced financial results for its fiscal 2021 fourth quarter ended September 25, 2021. The Company posted a September quarter revenue record of $83.4 billion, up 29 percent year over year, and quarterly earnings per diluted share of $1.24.

“This year we launched our most powerful products ever, from M1-powered Macs to an iPhone 13 lineup that is setting a new standard for performance and empowering our customers to create and connect in new ways,” said Tim Cook, Apple’s CEO. “We are infusing our values into everything we make — moving closer to our 2030 goal of being carbon neutral up and down our supply chain and across the lifecycle of our products, and ever advancing our mission to build a more equitable future.”

“Our record September quarter results capped off a remarkable fiscal year of strong double-digit growth, during which we set new revenue records in all of our geographic segments and product categories in spite of continued uncertainty in the macro environment,” said Luca Maestri, Apple’s CFO. “The combination of our record sales performance, unmatched customer loyalty, and strength of our ecosystem drove our active installed base of devices to a new all-time high. During the September quarter, we returned over $24 billion to our shareholders, as we continue to make progress toward our goal of reaching a net cash neutral position over time.”

Apple’s board of directors has declared a cash dividend of $0.22 per share of the Company’s common stock. The dividend is payable on November 11, 2021 to shareholders of record as of the close of business on November 8, 2021.

Apple will provide live streaming of its Q4 2021 financial results conference call beginning at 2:00 p.m. PT on October 28, 2021 at apple.com/investor/earnings-call. This webcast will also be available for replay for approximately two weeks thereafter.

Apple periodically provides information for investors on its corporate website, apple.com, and its investor relations website, investor.apple.com. This includes press releases and other information about financial performance, reports filed or furnished with the SEC, information on corporate governance, and details related to its annual meeting of shareholders.

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include without limitation those about the Company’s plans for return of capital, the payment of its quarterly dividend, and its investment plans and environmental initiatives. These statements involve risks and uncertainties, and actual results may differ materially from any future results expressed or implied by the forward-looking statements. Risks and uncertainties include without limitation: the effect of the COVID-19 pandemic on the Company’s business, results of operations, financial condition, and stock price; the effect of global and regional economic conditions on the Company’s business, including effects on purchasing decisions by consumers and businesses; the ability of the Company to compete in markets that are highly competitive and subject to rapid technological change; the ability of the Company to manage frequent introductions and transitions of products and services, including delivering to the marketplace, and stimulating customer demand for, new products, services, and technological innovations on a timely basis; the effect that shifts in the mix of products and services and in the geographic, currency, or channel mix, component cost increases, increases in the cost of developing, acquiring, and delivering content for the Company’s services, price competition, or the introduction of new products or services, including new products or services with higher cost structures, could have on the Company’s gross margin; the dependency of the Company on the performance of distributors of the Company’s products, including cellular network carriers and other resellers; the risk of write-downs on the value of inventory and other assets and purchase commitment cancellation risk; the continued availability on acceptable terms, or at all, of certain components, services, and new technologies essential to the Company’s business, including components and technologies that may only be available from single or limited sources; the dependency of the Company on manufacturing and logistics services provided by third parties, many of which are located outside of the US and which may affect the quality, quantity, or cost of products manufactured or services rendered to the Company; the effect of product and services design and manufacturing defects on the Company’s financial performance and reputation; failure to obtain or create digital content that appeals to the Company’s customers, or to make such content available on commercially reasonable terms; the dependency of the Company on third-party intellectual property, which may not be available to the Company on commercially reasonable terms or at all; the dependency of the Company on support from third-party software developers to develop and maintain software applications and services for the Company’s products; the impact of unfavorable legal proceedings or government investigations; the impact of complex and changing laws and regulations worldwide, which expose the Company to potential liabilities, increased costs, and other adverse effects on the Company’s business; the intense media, political, and regulatory scrutiny, which exposes the Company to increasing regulation, government investigations, legal actions, and penalties; the ability of the Company to manage risks associated with the Company’s retail stores; the ability of the Company to manage risks associated with the Company’s investments in new business strategies and acquisitions; the impact on the Company’s business and reputation from information technology system failures, network disruptions, or losses or unauthorized access to, or release of, confidential information; the ability of the Company to comply with laws and regulations regarding data protection; the continued service and availability of highly skilled employees, including key personnel; political events, trade and other international disputes, war, terrorism, natural disasters, public health issues, industrial accidents, and other business interruptions that could disrupt supply or delivery of, or demand for, the Company’s products; financial risks, including risks relating to currency fluctuations, credit risks, and fluctuations in the market value of the Company’s investment portfolio; and changes in tax rates, the adoption of new U.S. or international tax legislation, and exposure to additional tax liabilities. More information on these risks and other potential factors that could affect the Company’s business and financial results is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Apple revolutionized personal technology with the introduction of the Macintosh in 1984. Today, Apple leads the world in innovation with iPhone, iPad, Mac, Apple Watch, and Apple TV. Apple’s five software platforms — iOS, iPadOS, macOS, watchOS, and tvOS — provide seamless experiences across all Apple devices and empower people with breakthrough services including the App Store, Apple Music, Apple Pay, and iCloud. Apple’s more than 100,000 employees are dedicated to making the best products on earth, and to leaving the world better than we found it.

Press Contact:
Josh Rosenstock
Apple
jrosenstock@apple.com
(408) 862-1142

Investor Relations Contact:
Tejas Gala
Apple
tgala@apple.com
(669) 227-2402

NOTE TO EDITORS: For additional information visit Apple Newsroom (www.apple.com/newsroom), or call Apple’s Media Helpline at (408) 974-2042.
© 2021 Apple Inc. All rights reserved. Apple and the Apple logo are trademarks of Apple. Other company and product names may be trademarks of their respective owners.

Apple Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In millions, except number of shares which are reflected in thousands and per share amounts)

	Three Months Ended		Twelve Months Ended
	September 25, 2021	September 26, 2020	September 25, 2021	September 26, 2020
Net sales:
Products	$65,083	$50,149	$297,392	$220,747
Services	18,277	14,549	68,425	53,768
Total net sales (1)	83,360	64,698	365,817	274,515
Cost of sales:
Products	42,790	35,197	192,266	151,286
Services	5,396	4,812	20,715	18,273
Total cost of sales	48,186	40,009	212,981	169,559
Gross margin	35,174	24,689	152,836	104,956

Operating expenses:
Research and development	5,772	4,978	21,914	18,752
Selling, general and administrative	5,616	4,936	21,973	19,916
Total operating expenses	11,388	9,914	43,887	38,668

Operating income	23,786	14,775	108,949	66,288
Other income/(expense), net	(538)	126	258	803
Income before provision for income taxes	23,248	14,901	109,207	67,091
Provision for income taxes	2,697	2,228	14,527	9,680
Net income	$20,551	$12,673	$94,680	$57,411

Earnings per share:
Basic	$1.25	$0.74	$5.67	$3.31
Diluted	$1.24	$0.73	$5.61	$3.28
Shares used in computing earnings per share:
Basic	16,487,121	17,057,622	16,701,272	17,352,119
Diluted	16,635,097	17,256,521	16,864,919	17,528,214

(1) Net sales by reportable segment:
Americas	$36,820	$30,698	$153,306	$124,556
Europe	20,794	16,900	89,307	68,640
Greater China	14,563	7,946	68,366	40,308
Japan	5,991	5,023	28,482	21,418
Rest of Asia Pacific	5,192	4,131	26,356	19,593
Total net sales	$83,360	$64,698	$365,817	$274,515

(1) Net sales by category:
iPhone	$38,868	$26,444	$191,973	$137,781
Mac	9,178	9,032	35,190	28,622
iPad	8,252	6,797	31,862	23,724
Wearables, Home and Accessories	8,785	7,876	38,367	30,620
Services	18,277	14,549	68,425	53,768
Total net sales	$83,360	$64,698	$365,817	$274,515

Apple Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In millions, except number of shares which are reflected in thousands and par value)

	September 25, 2021	September 26, 2020
ASSETS:
Current assets:
Cash and cash equivalents	$34,940	$38,016
Marketable securities	27,699	52,927
Accounts receivable, net	26,278	16,120
Inventories	6,580	4,061
Vendor non-trade receivables	25,228	21,325
Other current assets	14,111	11,264
Total current assets	134,836	143,713

Non-current assets:
Marketable securities	127,877	100,887
Property, plant and equipment, net	39,440	36,766
Other non-current assets	48,849	42,522
Total non-current assets	216,166	180,175
Total assets	$351,002	$323,888

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$54,763	$42,296
Other current liabilities	47,493	42,684
Deferred revenue	7,612	6,643
Commercial paper	6,000	4,996
Term debt	9,613	8,773
Total current liabilities	125,481	105,392

Non-current liabilities:
Term debt	109,106	98,667
Other non-current liabilities	53,325	54,490
Total non-current liabilities	162,431	153,157
Total liabilities	287,912	258,549

Commitments and contingencies

Shareholders’ equity:
Common stock and additional paid-in capital, $0.00001 par value: 50,400,000 shares authorized; 16,426,786 and 16,976,763 shares issued and outstanding, respectively	57,365	50,779
Retained earnings	5,562	14,966
Accumulated other comprehensive income/(loss)	163	(406)
Total shareholders’ equity	63,090	65,339
Total liabilities and shareholders’ equity	$351,002	$323,888

Apple Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In millions)

	Twelve Months Ended
	September 25, 2021	September 26, 2020
Cash, cash equivalents and restricted cash, beginning balances	$39,789	$50,224
Operating activities:
Net income	94,680	57,411
Adjustments to reconcile net income to cash generated by operating activities:
Depreciation and amortization	11,284	11,056
Share-based compensation expense	7,906	6,829
Deferred income tax benefit	(4,774)	(215)
Other	(147)	(97)
Changes in operating assets and liabilities:
Accounts receivable, net	(10,125)	6,917
Inventories	(2,642)	(127)
Vendor non-trade receivables	(3,903)	1,553
Other current and non-current assets	(8,042)	(9,588)
Accounts payable	12,326	(4,062)
Deferred revenue	1,676	2,081
Other current and non-current liabilities	5,799	8,916
Cash generated by operating activities	104,038	80,674
Investing activities:
Purchases of marketable securities	(109,558)	(114,938)
Proceeds from maturities of marketable securities	59,023	69,918
Proceeds from sales of marketable securities	47,460	50,473
Payments for acquisition of property, plant and equipment	(11,085)	(7,309)
Payments made in connection with business acquisitions, net	(33)	(1,524)
Other	(352)	(909)
Cash used in investing activities	(14,545)	(4,289)
Financing activities:
Proceeds from issuance of common stock	1,105	880
Payments for taxes related to net share settlement of equity awards	(6,556)	(3,634)
Payments for dividends and dividend equivalents	(14,467)	(14,081)
Repurchases of common stock	(85,971)	(72,358)
Proceeds from issuance of term debt, net	20,393	16,091
Repayments of term debt	(8,750)	(12,629)
Proceeds from/(Repayments of) commercial paper, net	1,022	(963)
Other	(129)	(126)
Cash used in financing activities	(93,353)	(86,820)
Decrease in cash, cash equivalents and restricted cash	(3,860)	(10,435)
Cash, cash equivalents and restricted cash, ending balances	$35,929	$39,789
Supplemental cash flow disclosure:
Cash paid for income taxes, net	$25,385	$9,501
Cash paid for interest	$2,687	$3,002